Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Yorkville Acquisition Corp. (the “Company”) hereby certify that, to their knowledge:

1.	The Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2025
	By:	/s/ Kevin McGurn
Kevin McGurn
Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Michael Rosselli
Michael Rosselli
Chief Financial Officer (Principal Financial and Accounting Officer)